news release

GODADDY REPORTS CONTINUED STRONG GROWTH IN THIRD QUARTER
Q3 Revenue up 23% on Growing Customers and ARPU plus HEG Acquisition;
Operating Cash Flow up 32% and uFCF up 44%

SCOTTSDALE, Ariz., November 6, 2017 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the world’s largest cloud platform dedicated to small, independent ventures, today reported financial results for the third quarter ended September 30, 2017.
"GoDaddy delivered yet another great quarter, with continued strong growth in customers, revenue and cash flow,” said GoDaddy CEO Blake Irving. “As I look to my retirement from the CEO seat at the end of the year, I couldn’t be prouder of what the team has accomplished. Revenue has grown at a compounded annual growth rate of 19% over the last four years, we now serve more than 17 million customers around the world, and we’ve built a world-class team and culture, that under the leadership of Scott Wagner, will continue to deliver amazing things for our customers for years to come.”

Consolidated Third Quarter Financial Highlights

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change

	(in millions, except customers in thousands and ARPU)
GAAP Results
Revenue	$582.2	$472.1	23.3%	$1,629.7	$1,362.0	19.7%
Income (loss) from continuing operations(1)	$7.1	$8.3	NM	$27.4	$(21.1)	NM
Net income (loss)(2)	$30.0	$8.3	NM	$45.0	$(21.1)	NM
Net cash provided by operating activities	$131.4	$99.7	31.8%	$371.3	$297.4	24.8%
Non-GAAP Results
Unlevered Free Cash Flow	$137.2	$95.6	43.5%	$386.3	$280.1	37.9%
Operating Metrics
Total Bookings	$668.0	$534.3	25.0%	$1,960.3	$1,630.7	20.2%
Total customers at period end	17,123	14,547	17.7%	17,123	14,547	17.7%
ARPU	$134	$127	5.1%	$134	$127	5.1%

(1)
Income (loss) from continuing operations for the three and nine months ended September 30, 2017 includes a $5.3 million loss on debt extinguishment related to the retirement of the Bridge Loan following the August 2017 sale of the PlusServer business. Additionally, the nine months ended September 30, 2017 includes a $1.7 million loss on debt extinguishment related to our February 2017 debt modification. There was no loss on debt extinguishment in 2016.

(2)
Net income (loss) for the three and nine months ended September 30, 2017 includes net income of $22.9 million related to the PlusServer discontinued operations which includes a $36.7 million gain on disposal in August 2017.

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

•	Total revenue of $582.2 million, up 23.3% year over year, or 23.6% on a constant currency basis.

•	Total bookings of $668.0 million, up 25.0% year over year, or 24.7% on a constant currency basis.

•	Net cash provided by operating activities of $131.4 million, up 31.8% year over year.

•	Unlevered free cash flow of $137.2 million, up 43.5% year over year.

•	Customers were 17.1 million at quarter end, up 17.7% year over year, including the contribution from HEG.

•	Average revenue per user (ARPU) of $134, up 5.1% year over year.

•	Domains revenue of $271.5 million, up 14.8% year over year.

•	Hosting and Presence revenue of $225.9 million, up 29.8% year over year.

•	Business Applications revenue of $84.8 million, up 38.1% year over year.

•	International revenue of $198.1 million, up 51.0% year over year, or 51.8% on a constant currency basis, including the contribution from HEG.

Business Highlights

•
GoDaddy announced the early release of Pro Managed WordPress, a new hosting platform designed specifically for WordPress web professionals, bundling high-performance and highly-reliable hosting, with end-to-end security, and the essential tools necessary to efficiently manage multiple clients and websites.

•
GoDaddy's GoCentral is seeing continued strong adoption, increasing conversion from free to paid, positive customer feedback and rising net promoter scores, all while we continue to rapidly add new features.

•	GoDaddy launched TrustedSite, a new website security certification, to enable small businesses to better protect their online customers.

•
GoDaddy completed a secondary offering of 20 million shares of its Class A common stock sold by certain of its stockholders at $44.00 per share in September 2017, increasing the publicly available float.

•	In August, GoDaddy closed the sale of PlusServer and paid off the associated €500 million bridge loan with proceeds and cash on hand.

Balance Sheet
At September 30, 2017, total cash, cash equivalents and short-term investments were $553.3 million, total debt was $2,488.6 million and net debt was $1,935.3 million.
Business Outlook
For the fourth quarter ending December 31, 2017, GoDaddy expects total revenue in the range of $591 to $596 million including HEG. For the full year ending December 31, 2017, GoDaddy raised its revenue expectations to a range of $2.221 to $2.226 billion, representing approximately 20% growth at the midpoint. For the full year of 2018, GoDaddy expects revenue growth in the range of 13-15%.
For the full year 2017, GoDaddy raised its unlevered free cash flow expectations to approximately $485 million, representing 36% growth versus the approximately $357 million in unlevered free cash flow generated in 2016.

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

Assuming continued organic growth in 2018, along with one incremental quarter of contribution from HEG, and expected acquisition synergies, GoDaddy expects unlevered free cash flow of more than $600 million next year.
Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). We do not provide reconciliations from non-GAAP guidance to GAAP, because projections of changes in individual balance sheet amounts are not possible without unreasonable effort, and presentation of such reconciliations would imply an inappropriate degree of precision. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Quarterly Conference Call and Webcast
GoDaddy will host a conference call and webcast to discuss third quarter 2017 results at 5:00 p.m. Eastern Time on November 6, 2017. To hear the call, dial (866) 393-4306 in the United States or (617) 826-1698 from international locations, with passcode 99530486. A live webcast of the call, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. Following the call, a recorded replay of the webcast will be available on the website.
GoDaddy Inc. uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: launches of new or adoption and expansion of existing products or services, any projections of product or service availability, technology developments and innovation, customer growth, addressable market size, market acceptance of products or other future events; any statements about historical results that may suggest future trends for our business; any statements regarding our plans, strategies or objectives with respect to future operations, including international expansion plans; any statements regarding integration of recent or planned acquisitions, any statements regarding our future financial results; statements concerning GoDaddy’s ability to integrate its acquisition of HEG, and the projected impact of the acquisition on GoDaddy’s business and results of operations; and any statements of assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; breaches of our security measures; the impact of any previous or future

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; our ability to integrate and execute on our plans for HEG; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; and developments in the economy, financial markets and credit markets.
Additional risks and uncertainties that could affect GoDaddy’s financial results are included in the other filings we make with the SEC from time to time, including the risks described under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and the risk factors described the Company's Current Report on Form 8-K filed May 3, 2017, which are available on the Company's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that the Company makes with the SEC from time to time. Risks related to HEG also include retention of customers and employees and GoDaddy’s ability to integrate HEG into GoDaddy. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures and Other Operating Metrics
In addition to our results determined in accordance with GAAP, this press release includes Total Bookings and ARPU, as operating metrics, and financial measures defined as "non-GAAP financial measures" by the SEC, including Unlevered Free Cash Flow and Net Debt. These measures may be different from non-GAAP financial measures used by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently, particularly related to adjustments for acquisition accounting.
We believe these non-GAAP financial measures are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings represents cash receipts from the sale of products to customers in a given period adjusted for products where we recognize revenue on a net basis and without giving effect to certain adjustments, primarily net refunds granted in the period. Total bookings provides valuable insight into the sales of our products and the performance of our business since we typically collect payment at the time of sale and recognize revenue ratably over the term of our customer contracts. We report total bookings without giving effect to refunds granted in the period because refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial sale. Accordingly, by excluding net refunds, we believe total bookings reflects the effectiveness of our sales efforts in a given period.
ARPU. We calculate ARPU as total revenue during the preceding 12 month period divided by the average of the number of total customers at the beginning and end of the period. ARPU provides insight into our ability to sell additional products to customers, though the impact to date has been muted due to our continued growth in total customers.

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and after tax distributions required by Desert Newco's LLC agreement and purchases of property and equipment, such as data center and infrastructure investments, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Net Debt. We define net debt as total debt less cash and cash equivalents and short-term investments. Total debt consists of the current portion of long-term debt plus long-term debt, unamortized original issue discount and unamortized debt issuance costs. We believe the presentation of net debt provides useful information to investors because our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
About GoDaddy
GoDaddy powers the world's largest cloud platform dedicated to small, independent ventures. With more than 17 million customers worldwide and nearly 73 million domain names under management, GoDaddy is the place people come to name their idea, build a professional website, attract customers and manage their work. Our mission is to give our customers the tools, insights and the people to transform their ideas and personal initiative into success. To learn more about the company visit www.GoDaddy.com.

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In millions, except share amounts in thousands and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue:
Domains	$271.5	$236.6	$775.6	$685.3
Hosting and presence	225.9	174.1	619.1	502.0
Business applications	84.8	61.4	235.0	174.7
Total revenue	582.2	472.1	1,629.7	1,362.0
Costs and operating expenses(1):
Cost of revenue (excluding depreciation and amortization)	200.3	169.2	573.5	485.7
Technology and development	91.0	72.3	261.3	214.2
Marketing and advertising	58.8	53.4	188.7	170.9
Customer care	74.6	59.8	217.0	183.6
General and administrative(2)	65.4	52.8	198.2	153.8
Depreciation and amortization	60.0	43.4	147.1	121.6
Total costs and operating expenses	550.1	450.9	1,585.8	1,329.8
Operating income	32.1	21.2	43.9	32.2
Interest expense	(24.4)	(14.4)	(59.2)	(43.0)
Tax receivable agreements liability adjustment	—	1.3	37.0	(9.4)
Loss on debt extinguishment	(5.3)	—	(7.0)	—
Other income (expense), net	1.7	(0.7)	6.1	(0.8)
Income (loss) from continuing operations before income taxes	4.1	7.4	20.8	(21.0)
Benefit (provision) for income taxes	3.0	0.9	6.6	(0.1)
Income (loss) from continuing operations	7.1	8.3	27.4	(21.1)
Income from discontinued operations, net of income taxes (includes $36.7 gain on disposal, net of tax)	22.9	—	17.6	—
Net income (loss)	30.0	8.3	45.0	(21.1)
Less: net income (loss) attributable to non-controlling interests	7.6	3.5	1.2	(6.5)
Net income (loss) attributable to GoDaddy Inc.	$22.4	$4.8	$43.8	$(14.6)
Net income (loss) attributable to GoDaddy Inc. per share of Class A common stock—basic:
Continuing operations	$0.05	$0.06	$0.31	$(0.19)
Discontinued operations	0.15	—	0.12	—
Net income (loss) attributable to GoDaddy Inc.	$0.20	$0.06	$0.43	$(0.19)
Net income (loss) attributable to GoDaddy Inc. per share of Class A common stock—diluted:
Continuing operations	$0.04	$0.05	$0.15	$(0.19)
Discontinued operations	0.13	—	0.10	—
Net income (loss) attributable to GoDaddy Inc.	$0.17	$0.05	$0.25	$(0.19)
Weighted-average shares of Class A common stock outstanding:
Basic	114,836	83,733	102,171	77,170
Diluted	175,219	175,932	177,009	77,170
(1) Costs and operating expenses include equity-based compensation expense as follows:
Technology and development	$9.3	$7.0	$26.6	$16.9
Marketing and advertising	2.0	2.3	5.2	5.8
Customer care	1.0	1.6	2.6	3.0
General and administrative	7.5	6.6	20.8	14.6

(2)
General and administrative expenses for the three and nine months ended September 30, 2017 includes acquisition and integration-related expenses of $3.6 million and $20.8 million, respectively, and for the three and nine months ended September 30, 2016 includes $1.4 million and $2.6 million, respectively. General and administrative expenses for the three and nine months ended September 30, 2017 include financing-related fees of $0 and $3.2 million related to our February 2017 debt modification. There were no financing-related fees in 2016.

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	September 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$536.9	$566.1
Short-term investments	16.4	6.6
Accounts and other receivables	17.3	8.0
Registry deposits	25.6	20.6
Prepaid domain name registry fees	357.6	307.0
Prepaid expenses and other current assets	49.8	24.5
Total current assets	1,003.6	932.8
Property and equipment, net	296.3	231.0
Prepaid domain name registry fees, net of current portion	185.0	172.1
Goodwill	2,882.0	1,718.4
Intangible assets, net	1,316.8	716.5
Other assets	11.3	16.1
Total assets	$5,695.0	$3,786.9
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$49.5	$61.7
Accrued expenses and other current liabilities	430.6	143.0
Payable to related parties for tax distributions	—	10.0
Deferred revenue	1,254.3	1,043.5
Long-term debt	16.1	4.0
Total current liabilities	1,750.5	1,262.2
Deferred revenue, net of current portion	594.8	532.7
Long-term debt, net of current portion	2,415.8	1,035.7
Payable to related parties pursuant to tax receivable agreements	220.1	202.6
Deferred tax liabilities	172.6	—
Other long-term liabilities	72.0	39.5
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.1	0.1
Class B common stock, $0.001 par value	—	0.1
Additional paid-in capital	451.6	608.3
Accumulated deficit	(5.0)	(48.7)
Accumulated other comprehensive income (loss)	(51.6)	2.7
Total stockholders' equity attributable to GoDaddy Inc.	395.1	562.5
Non-controlling interests	74.1	151.7
Total stockholders' equity	469.2	714.2
Total liabilities and stockholders' equity	$5,695.0	$3,786.9

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Nine Months Ended September 30,
	2017	2016
Operating activities
Net income (loss)	$45.0	$(21.1)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	147.1	121.6
Equity-based compensation	55.2	40.3
Loss on debt extinguishment	7.0	—
Tax receivable agreements liability adjustment	(37.0)	9.4
Deferred taxes	(15.9)	(2.4)
Gain on sale of PlusServer	(36.7)	—
Other	10.6	13.5
Changes in operating assets and liabilities, net of amounts acquired:
Registry deposits	(4.1)	(2.9)
Prepaid domain name registry fees	(24.3)	(26.6)
Deferred revenue	208.4	156.6
Other operating assets and liabilities	16.0	9.0
Net cash provided by operating activities	371.3	297.4
Investing activities
Purchases of short-term investments	(16.3)	(10.5)
Maturities of short-term investments	6.6	5.4
Business acquisitions, net of cash acquired	(1,875.7)	(57.9)
Proceeds received from sale of PlusServer	447.7	—
Purchases of property and equipment, excluding improvements	(50.2)	(37.8)
Purchases of leasehold and building improvements	(10.0)	(5.0)
Net cash used in investing activities	(1,497.9)	(105.8)
Financing activities
Proceeds received from:
Acquisition Term Loan	1,421.4	—
Bridge Loan	531.7	—
Stock option exercises	47.9	45.9
Sale of Class A common stock, net of expenses	22.1	—
Issuance of Class A common stock under employee stock purchase plan	9.2	—
Payments made for:
Repurchases of LLC Units	(275.0)	—
Financing-related costs	(38.9)	—
Distributions to holders of LLC Units	(10.0)	(10.8)
Repayment of Bridge Loan	(596.6)	—
Repayment of term loan	(9.0)	(8.2)
Capital leases and other financing obligations	(8.8)	(10.3)
Net cash provided by financing activities	1,094.0	16.6
Effect of exchange rate changes on cash and cash equivalents	3.4	—
Net increase (decrease) in cash and cash equivalents	(29.2)	208.2
Cash and cash equivalents, beginning of period	566.1	348.0
Cash and cash equivalents, end of period	$536.9	$556.2

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

Reconciliation of Non-GAAP Financial Measures and Other Operating Metric
The following tables reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure and other operating metric:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

	(in millions)
Total Bookings:
Total revenue	$582.2	$472.1	$1,629.7	$1,362.0
Change in deferred revenue	44.5	27.3	204.3	158.3
Net refunds	43.4	35.4	125.1	108.8
Other	(2.1)	(0.5)	1.2	1.6
Total bookings	$668.0	$534.3	$1,960.3	$1,630.7

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

	(in millions)
Unlevered Free Cash Flow:
Net cash provided by operating activities	$131.4	$99.7	$371.3	$297.4
Impact of discontinued operations	(0.5)	—	(3.5)	—
Cash paid for interest	24.6	11.7	59.3	35.0
Cash paid for acquisition and sponsor-related costs	5.4	0.4	29.4	0.8
Capital expenditures	(23.7)	(16.2)	(60.2)	(42.8)
Cash paid for tax-related distributions	—	—	(10.0)	(10.3)
Unlevered free cash flow	$137.2	$95.6	$386.3	$280.1

September 30, 2017

(in millions)
Net Debt:
Current portion of long-term debt	$16.1
Long-term debt	2,415.8
Unamortized original issue discount on long-term debt	34.0
Unamortized debt issuance costs	22.7
Total debt	2,488.6
Less: Cash and cash equivalents	(536.9)
Less: Short-term investments	(16.4)
Net debt	$1,935.3

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

Shares Outstanding
Shares of Class B common stock do not share in our earnings and are not participating securities. Total shares of common stock outstanding are as follows:

	September 30, 2017	September 30, 2016

	(in thousands)
Shares Outstanding:
Class A common stock	126,211	86,413
Class B common stock	40,000	78,921
Total common stock outstanding	166,211	165,334
Effect of dilutive securities(1)	9,782	13,010
	175,993	178,344

(1) In periods in which we have a net loss, the impact of potentially dilutive securities is excluded from the calculation of earnings per share because the effect would be antidilutive.
CONTACTS:
Investors
Marta Nichols
669.600.5812
investors@godaddy.com

Media
Karen Tillman
480.366.3183
pr@godaddy.com

© 2017 GoDaddy Inc. All Rights Reserved.

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net